UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2014

Uwharrie Capital Corp

(Exact name of registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street, Albemarle, NC	28001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 982-4415

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2014, Uwharrie Capital Corp (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were five proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the Board of Directors’ nominees were approved and elected to serve on the Registrant’s Board of Directors. The other proposals were also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission on April 15, 2014.

The voting results were as follows:

Proposal 1: Proposal to elect eighteen members of the Board of Directors, for the terms of office indicated or until their respective successors are duly elected and qualified.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

One-Year Terms
W. Stephen Aldridge, III	3,380,085	64,715	963,954
Bill C. Burnside	3,373,589	71,211	963,954
W. Kenneth Huntley	3,369,840	74,960	963,954
Joseph R. Kluttz, Jr.	3,353,553	91,247	963,954
Lee Roy Lookabill, Jr.	3,357,645	87,155	963,954
Edward B. Tyson	3,356,645	88,155	963,954

Two-Year Terms
Raymond R. Cranford, Jr.	3,367,369	77,431	963,954
Thomas M. Hearne, Jr.	3,366,329	78,471	963,954
Charles D. Horne	3,378,355	66,445	963,954
Cynthia L. Mynatt	3,350,369	94,431	963,954
James E. Nance	3,254,725	190,075	963,954
S. Todd Swaringen	3,381,699	63,101	963,954

Three-Year Terms
Joe S. Brooks	3,381,699	63,101	963,954
Ronald T. Burleson	3,380,085	64,715	963,954
Charles F. (“Tad”) Geschickter, III	3,350,417	94,383	963,954
W. Chester Lowder	3,381,699	63,101	963,954
Barry S. Moose	3,361,070	83,730	963,954
Dusty W. West	3,381,511	63,289	963,954

Proposal 2: Proposal to ratify a non-binding shareholder resolution regarding executive compensation.

For	Against	Abstain	Broker Non-Votes

3,047,354	256,681	140,765	963,954

Proposal 3: Proposal to ratify a non-binding shareholder resolution regarding the frequency of future advisory votes on executive compensation.

One-Year	Two-Years	Three-Years	Abstain	Broker Non-Votes

937,973	233,194	1,968,373	305,260	963,954

Proposal 4: Proposal to ratify the appointment of Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for 2014.

For	Against	Abstain	Broker Non-Votes

4,377,318	9,195	22,241	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ R. David Beaver, III
R. David Beaver, III
Chief Financial Officer

Dated: May 19, 2014